EX-99(a)(1)(ii)
Letter of Transmittal to Tender Common Shares of Beneficial Interest of Templeton Global Income Fund

Pursuant to the Offer to Purchase dated November 8, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”), Templeton Global Income Fund (the “Fund”) has offered to purchase up to 70%, or 93,900,910 shares, of its common shares of beneficial interest (“Shares”) at 99% of net asset value (“NAV”) as of the Valuation Date. The offer expires at 11:59 p.m. New York City time on December 7, 2021, unless extended.
The undersigned represents that I (we) have full authority to surrender without restriction the Share(s) identified below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for the Share(s)tendered pursuant to this Letter of Transmittal, at a price equal to 99% of net asset value (“NAV”) as of the Valuation Date, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.  I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to give the instructions in this Letter of Transmittal  and, if applicable, to surrender any certificate(s) included herewith; and (iv) the Shares tendered hereby are free and clear of all liens, restrictions, adverse claims and encumbrances.
PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.
IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT EITHER THE INFORMATION AGENT, AST FUND SOLUTIONS, LLC AT (877) 478-5039, OR THE DEPOSITARY, AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (“AST”) AT (877) 248-6417 or (718) 921-8317.

1. Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

_____________________________________________________________
Signature of Shareholder Date Daytime Telephone #

_____________________________________________________________
Signature of Shareholder Date Daytime Telephone #

PLACE AN X IN ONE TENDER BOX ONLY
2		3
□ Tender All	or	□ Partial Tender ______________________________________________ WHOLE SHARES FRACTIONS

Please locate your certificate(s) and send them along with the completed Letter of Transmittal.

□ CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.

4 Special Transfer Instructions

If you want your certificate(s) for Fund Shares and/or check for cash to be issued in another name, fill in this section with the information for the new account/payee name.

______________________________________
Name (Please Print First, Middle & Last Name)

______________________________________
Address (Number and Street)

______________________________________
(City, State & Zip Code)

______________________________________
(Tax Identification or Social Security Number)

Signature Guarantee Medallion

______________________________________
(Title of Officer Signing this Guarantee)

______________________________________
(Name of Guarantor - Please Print)

______________________________________
(Address of Guarantor Firm)

5 Special Mailing Instructions

Fill in ONLY if you want your certificate(s) for Fund Shares and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

______________________________________
Name (Please Print First, Middle & Last Name)

______________________________________
Address (Number and Street)

______________________________________

______________________________________
(City, State & Zip Code)

Signature Guarantee Medallion

______________________________________
(Title of Officer Signing this Guarantee)

______________________________________
(Name of Guarantor - Please Print)

______________________________________
(Address of Guarantor Firm)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL
1. Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your Share certificates, if applicable, in the enclosed envelope. The method of delivery of any documents, including Share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.
2. If you are tendering all your Shares for cash, please check this box only.
3. If you are tendering some of your Shares for cash, please check the box, indicate the number of Shares you wish to tender and receive in cash.
4. If you want your certificate(s) for Fund Shares and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed.
5. Complete Box 5 only if your certificate(s) for Fund shares and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.  Signature(s) in Box 5 must be medallion guaranteed.
6. Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the shareholder should promptly call the Depositary at (877) 248-6417 or (718) 921-8317. The shareholder will then be instructed by the Depositary as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
Form W-9: Under U.S. Federal Income Tax law, a shareholder is required to provide AST with the shareholder’s correct Taxpayer Identification Number.  If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to AST.

The Depositary for the Offer to Purchase is:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Fax: (718) 234-5001

If delivering by hand, express mail, courier
or any other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed either to the Information Agent or the Depositary at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
AST Fund Solutions, LLC
All Holders Call Toll Free: (877) 478-5039

PAYER’S NAME:    American Stock Transfer & Trust Company, LLC
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	______________ Social Security Number OR __________________ Employer Identification Number
	Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)	__________________
Payer’s Request for Taxpayer Identification Number (TIN) and Certification
Part 3—Certification Under Penalties of Perjury, I certify that:
(1) The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),
(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and
(3)   I am a U.S. person (including a U.S. resident alien),
(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Part 4— Awaiting TIN [_]

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

  SIGNATURE  ________________________________________________________DATE   _________________________________________________

  NAME _____________________________________________________________________________________________________________________

ADDRESS  __________________________________________________________________________________________________________________
CITY  ____________________________________STATE  ____________________________  ZIP CODE      ______________________________________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9
PAYER’S NAME:  American Stock Transfer & Trust Company, LLC
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

____________________________________________ Signature	____________________________________________ Date

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER.  PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION
Under current U.S. federal income tax law, a shareholder who tenders Shares that are accepted for tender may be subject to backup withholding.  In order to avoid such backup withholding, the shareholder must provide the Depositary with the shareholder’s correct taxpayer identification number and certify that the shareholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith.  In general, if a shareholder is an individual, the taxpayer identification number is the Social Security number of such individual.  If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $100 penalty imposed by the Internal Revenue Service.  For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, the shareholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form.  Such statements can be obtained from the Depositary.
Failure to complete the Substitute Form W-9 will not, by itself, cause the ABC Share certificates to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the merger.  Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.
NOTE:  FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.